SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 31, 2008

AMERON INTERNATIONAL CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware	1-9102	77-0100596
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
245 South Los Robles Ave., Pasadena, California 91101
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
(626) 683-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following::

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition

On January 31, 2008, Ameron International Corporation (the "Company") issued a press release regarding the Company’s results of operations for the fiscal year ended November 30, 2007. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

The information in this report, including the exhibit attached hereto, is being furnished pursuant to Item 2.02 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities thereunder. The information in this report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD OR Item 12.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Cautionary statement for purposes of the >Safe HarborAbout Equals provisions of The Private Securities Litigation Reform Act of 1995: Any statements in this report that refer to the exhibit attached hereto, that refer to the estimated or anticipated future results of the Registrant are forwarded-looking and reflect the Registrant=s current analysis of existing trends and information. Actual results may differ from current expectations based on a number of factors affecting the Registrant=s businesses, including competitive conditions and changing market situations. Matters affecting the economy generally, including the state of economies worldwide, can also affect the Registrant=s results. Forward-looking statements represent the Registrant=s judgment only as of the date of this report. Since actual results could differ materially from such statements, the reader is cautioned not to rely on these forward-looking statements. Moreover, the Registrant disclaims any intent or obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERON INTERNATIONAL CORPORATION

Date:	January 31, 2008	By:	/s/Javier Solis
Javier Solis
Senior Vice President & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99	News Release dated January 31, 2008